EXHIBIT 10.29

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT, executed on April 3, 2009 effective March 31, 2009 by and between CAS MEDICAL SYSTEMS, INC., a Delaware corporation having its chief executive office at 44 East Industrial Road, Branford, Connecticut (the "Borrower") and NEWALLIANCE BANK, a Connecticut stock savings bank with a place of business at 195 Church Street, New Haven, Connecticut (the "Bank").

W I T N E S S E T H

WHEREAS, the Borrower executed a Commercial Revolving Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00) dated February 11, 2008, as modified by a Debt Modification Agreement (the “First Modification”) from Borrower dated December 31, 2008  (said Commercial Revolving Promissory Note, as modified by the First Modification, herein called the "Note" and the loan evidenced by the Note herein called the “Loan”); and

WHEREAS the Note was issued pursuant to a Commercial Loan Agreement dated February 11, 2008 between Borrower and Bank, including a Commercial Loan Agreement Addendum (“Addendum”) also dated February 11, 2008 between Borrower and Bank, which said Commercial Loan Agreement, including the Addendum, were modified by the First Modification (said Commercial Loan Agreement, including the Addendum, as modified by the First Modification herein called the "Loan Agreement"); and

WHEREAS, Borrower's obligations to the Bank, including those under the Note and Loan Agreement are secured inter alia by a security interest in the Collateral, as defined in the Security Agreement (the “Security Agreement”) from Borrower to Bank dated February 11, 2008, and herein also called the “Collateral;” and

WHEREAS, in connection with the Loan, Borrower executed and delivered various other documents, instruments and/or indemnities to Bank (said documents, instruments and indemnities, including without limitation, the Note, the Loan Agreement, the Security Agreement, the Loan Documents as defined in the Loan Agreement, and all other documents evidencing, securing, or relating to the Loan, collectively called the "Loan Documents"); and

WHEREAS, Borrower has requested a modification of the debt service coverage ratio covenant contained in the Loan Agreement and the Bank is willing to modify such covenant subject to and on the terms and conditions set forth herein.

NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.  Borrower acknowledges and agrees that (i) as of March 31, 2009, the outstanding principal balance due Bank under the Note was Three Million One Hundred Thirty-Five Thousand Three Hundred Thirty-Eight and 93/100 Dollars ($3,135,338.93) (ii) that as of the date of execution of this Modification Agreement, the outstanding principal balance due Bank under the Note is Three Million Four Hundred One Thousand Nineteen and 22/100 Dollars ($3,401,019.22); and (iii) the said principal balances were due and owing to the Bank under the Note as of said applicable dates, without defense, offset or counterclaim.

2. The Loan Agreement is modified as follows:

2.1.          To indicate that Section 3.1(c) of the Loan Agreement is modified to provide that:

a.  Whenever the Borrower requests an Advance which, if made, would result in the principal balance outstanding pursuant to the Loan Agreement, exceeding or equal to two million dollars ($2,000,000.00), the following requirements are to be satisfied as to all amounts which would be outstanding under or pursuant to the Loan Agreement, if the new Advance were made (including amounts outstanding prior to the making of such new Advance):

i.  The maximum principal amount which is outstanding pursuant to the Loan Agreement shall not exceed the lesser of (the lesser of a or b in the Loan Agreement shall be called the “Borrowing Base”):

a.            The sum of:

(1)           Seventy-Five Percent (75.00%) of the Borrower's Eligible Receivables; AND

(2)           the lesser of two million five hundred thousand dollars ($2,500,000.00) or Thirty Percent (30.00%) of the Borrower's Eligible Inventory;

OR

b.           Five Million Dollars ($5,000,000.00).

2.2.           To indicate that the term “Borrowing Base” as used in the Loan Agreement, shall have the meaning of “Borrowing Base” set forth in Section 2.1 of this Modification Agreement.

2.3.           To indicate that in 2009, the Debt Service Coverage Ratio shall not be tested quarterly but shall be tested as of Borrower’s fiscal year end December 31, 2009, as of which time Borrower shall have a minimum Debt Service Coverage Ratio of 1.0 to 1.0.  Thereafter Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.5 to 1.0, to be tested quarterly on a rolling four quarter basis commencing with the first quarter ending on March 31, 2010, and each quarter end thereafter. Debt Service Coverage Ratio is defined as: (Earnings Before Interest Expense, Taxes, Depreciation and Amortization Expense) divided by (Current Maturities of Long Term Debt plus Interest Expense) all as determined in accordance with generally accepted accounting principles.

2.4.           To indicate that references to the Note therein shall mean the “Note,” as that term is defined in this Modification Agreement, as modified by this Modification Agreement, as the same may be further amended and/or restated from time to time.

2.5.           To indicate that references to the Security Agreement therein shall mean the “Security Agreement,” as that term is defined in this Modification Agreement, as modified by this Modification Agreement, as the same may be further amended and/or restated from time to time.

3.  The Note is modified as follows:

3.1.           To indicate that commencing as of March 31, 2009, and continuing thereafter the Borrower shall pay interest on the outstanding principal balance of the Note, at the rate per annum which is at all times equal to the greater of (a) the Index Rate, as hereafter defined, or  (b) four percent (4.0%). The term “Index Rate” shall mean the Base Rate (as hereafter defined) in effect from time to time, plus one percentage point (1.0%).  Any change in the Base Rate shall cause an immediate change in the Index Rate without notice from the Holder of the Note so that the Index Rate shall at all times be equal to the Base Rate in effect from time to time, plus one percentage point (1.0%).  Holder shall not be required to provide notice of any change in the interest rate made pursuant to the Note, as modified by this Modification Agreement. The term “Base Rate” shall mean the rate designated from time to time by the Bank as its “Base Rate.” The Base Rate is not necessarily the best or lowest interest rate charged by the Bank.  If the Bank discontinues the designation of a Base Rate, for any reason, the Bank can select, in its sole discretion, a reasonably comparable substitute index therefor.

3.2.           To indicate that after the occurrence of an Event of Default (as defined in the Note) or after maturity of the Note, and including the period after any judgment has been rendered with respect thereto, the Borrower shall pay interest on the outstanding principal balance of the Note, at the rate which shall be three percentage points (3.0%) per annum higher than the rate of interest that would otherwise be payable under the Note, as set forth in Section 3.1 of  this Modification Agreement.

3.3.           To indicate that references therein to the “Commercial Loan Agreement” or the “Agreement” shall mean the “Loan Agreement,” as that term is defined in this Modification Agreement, as modified by this Modification Agreement, as the same may be further amended and/or restated from time to time.

4. The Loan Documents are hereby reaffirmed and modified to incorporate the terms contained in this Modification Agreement.  Any default in this Modification Agreement shall be an Event of Default as defined in the Loan Agreement. The Borrower acknowledges and agrees that without limiting any other rights or remedies available to the Bank at law, equity or by contract, upon the occurrence of an Event of Default, as defined in or under the Note or Loan Agreement, or the failure to comply with the terms of this Modification Agreement, the entire principal balance of the Note, with accrued interest thereon shall, at the option of holder of the Note, become due and payable forthwith without demand or notice.

5. The Borrower reaffirms all its representations, warranties, covenants (both affirmative and negative), waivers and indemnities contained in the Loan Documents, as modified hereby.  All of the representations and warranties set forth in the Loan Documents are true and correct as if made on the date of execution of this Agreement.

6. The Borrower represents, acknowledges and affirms that it has no claim, defense, offset or counterclaim whatsoever against Bank with respect to the Note, the Loan Agreement, or any other Loan Document, or the modifications made herein, and that Bank is relying on this representation in agreeing to said modifications.  The Borrower further acknowledges that Bank would not agree to said modifications unless the Borrower made the representations contained in this paragraph, and elsewhere in this Modification Agreement, freely and willingly, after due consultation with its attorneys.  Borrower further represents that this Modification Agreement, and all of the Loan Documents executed by it, are its valid and binding obligations and enforceable in accordance with their terms and further represents that no Event of Default (as defined in the Loan Agreement or any Loan Document) has occurred nor has there occurred any event or condition which, with the giving of notice or the passage of time or both would constitute an Event of Default.

7. In furtherance of the immediately preceding paragraph, Borrower, as of March 31, 2009 and as of the date of its execution of this Modification Agreement, releases, and forever discharges the Bank, its officers, agents, successors and assigns, from any and all claims, actions, causes of action, obligations and liabilities of any kind known or unknown which the Borrower has or may have as of March 31, 2009, and as of the date of Borrower’s execution hereof, whether relating to the Note, the Loan Agreement, any of the Loan Documents or any of the transactions contemplated hereby or consummated in connection herewith, or any negotiations in connection with any of the foregoing.

8. The Borrower agrees that nothing contained herein shall in any way impair the Note, Loan Agreement, the Security Agreement or any other Loan Document, and the Collateral shall remain in all respects subject to the lien, charge and encumbrance of the Security Agreement.  The Borrower further agrees that nothing contained herein or modified pursuant to this Modification Agreement shall affect or be construed to affect the lien, charge or encumbrance of the security interests granted by the Borrower or the priority thereof, over other liens, charges and encumbrances, or release or affect the liability of any other party or parties who may now or hereafter be liable under, pursuant to, or on account of the Note, the Loan Agreement and/or the other Loan Documents. The Borrower acknowledges, confirms and agrees that (i) the Security Agreement and the security interest in the Collateral granted to the Bank pursuant to the Security Agreement, secure among other things, and without limiting the terms of the Security Agreement, the Borrower’s obligations under this Modification Agreement, as well as the other Loan Documents; and (ii) the “Obligations” as defined in the Security Agreement, include, without limitation, all liabilities, obligations, indebtedness, duties, and covenants of the Borrower under this Modification Agreement, and under the Note and the Loan Agreement, both as modified by this Modification Agreement.

9.  Borrower shall pay a fee of five thousand dollars ($5,000.00) to the Bank on the date of execution of this Modification Agreement, in consideration of the Bank’s agreements herein (the “Modification Fee”). The Borrower shall also pay upon demand all costs and expenses, including reasonable attorneys’ fees, incurred by Bank in connection with the Loan, including, without limitation, matters relating to the Debt Service Coverage Ratio covenant in the Loan Agreement, and the transaction of which this Modification Agreement forms a part, including the preparation of this Modification Agreement.

10. Capitalized terms not otherwise defined herein shall have the same meaning as in the document to which they refer.  Except as modified by this Modification Agreement, the Note, the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  Borrower shall keep and perform all of the terms and agreements contained in the Loan Documents, as modified by this Modification Agreement.

11. This Modification Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.  This Modification Agreement may only be amended in writing.  If any term or provision of this Modification Agreement or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Modification Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Modification Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. This Agreement may be signed in one or more counterparts all of which shall constitute one document and shall be construed under the laws of the State of Connecticut. The Recitals are incorporated herein.

13. THE BORROWER ACKNOWLEDGES THAT THE NOTE, THE LOAN AGREEMENT, ALL LOAN DOCUMENTS AND THIS MODIFICATION AGREEMENT RESULT FROM A COMMERCIAL TRANSACTION AND THE BORROWER HEREBY WAIVES ANY RIGHT TO NOTICE OR HEARING UNDER THE CONSTITUTION OF THE UNITED STATES OR ANY STATE OR FEDERAL LAW,  INCLUDING CONNECTICUT GENERAL STATUTES SECTION 52-278a ET SEQ., AS NOW OR HEREAFTER AMENDED, OR ANY SUCCESSOR ACT OR ACTS THERETO, AND WAIVES ANY REQUIREMENTS FOR THE POSTING OF ANY BOND IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT.  THE BORROWER AUTHORIZES THE ATTORNEY FOR ANY HOLDER OF THE NOTE TO ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT COURT ORDER.  BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH ITS ATTORNEY.

14. THE BORROWER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH THE NOTE, THE LOAN AGREEMENT, ANY LOAN DOCUMENT, THIS MODIFICATION AGREEMENT OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS MODIFICATION AGREEMENT IS A PART AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF BANK’S RIGHTS OR REMEDIES.  BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH ITS ATTORNEY.

15. Borrower will, upon demand, furnish to the Bank such further information, and will execute and deliver such instruments or documents, and will do all such acts as the Bank may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first security interest of the Bank in the Collateral described in the Security Agreement.

16. Borrower shall cause to be delivered to the Bank (i) within 15 days following the execution hereof, a legal opinion from Borrower’s counsel with respect to this Modification Agreement, and a current UCC Search of the Delaware Secretary of State both in form and substance satisfactory to the Bank; and (ii) within 3 days following the date hereof, a current Certificate of Good Standing from the Delaware Secretary of State  as to Borrower, and a current Certificate of Authority to Transact Business, as to Borrower from the Connecticut Secretary of State; and (iii) contemporaneously with the execution hereof by the Borrower, a resolution of the board of directors of the Borrower certified by the Secretary or other officer of the Borrower (other than Jeffery A. Baird) authorizing the execution and delivery of this Modification Agreement by the Borrower, and authorizing Jeffery A. Baird, Chief Financial Officer to so execute and deliver this Modification Agreement on behalf of the Borrower, which resolution shall be in form and substance satisfactory  to the Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Signed, Sealed and Delivered
In The Presence Of:

/s/ Terence Sullivan Terrence Sullivan /s/ Nathan A. Kelley Nathan A. Kelley	NEWALLIANCE BANK By: /s/ Joy E. Rogers Joy E. Rogers Its Vice President

/s/ Sandra A. Nye Sandra A. Nye /s/ Deborah Apuzzo Deborah Apuzzo	CAS MEDICAL SYSTEMS, INC. By: /s/ Jeffery A. Baird Jeffery A. Baird

STATE OF CONNECTICUT)
 )   ss: New Haven,                              April 3, 2009
COUNTY OF NEW HAVEN)

Personally appeared Joy E. Rogers, Vice President, of NewAlliance Bank, a
Connecticut bank, signer and sealer of the foregoing instrument and acknowledged the same to be her free act and deed as such officer and the free act and deed of said Bank, before me.

/s/ Katherine B. Kregling Katherine B. Kregling Notary Public My Commission expires: 2/28/12 Commissioner of the Superior Court

STATE OF CONNECTICUT  )
    )   ss:                                                     April 3, 2009
COUNTY OF NEW HAVEN  )

Personally appeared Jeffery A. Baird, Chief Financial Officer of CAS MEDICAL SYSTEMS, INC., a Delaware corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such officer and the free act and deed of said corporation, before me.

/s/ Sandra A. Nye Sandra A. Nye Notary Public My Commission expires: 4/30/2012 Commissioner of the Superior Court